                                 LICENSE AGREEMENT

THIS AGREEMENT, dated as of March 7, 1997 (the "Effective Date"), is by and between Customer, a United Wisconsin Services, Inc. ("Licensee"), and Electronic Data Systems Corporation, a Delaware corporation ("EDS").

WHEREAS, Licensee and EDS entered into an Agreement dated November 15, 1983, as amended, for electronic data processing services (the "EDS Agreement"); and

WHEREAS, EDS currently provides Licensee access to Licensee's data for Licensee's own use and manipulation; and

WHEREAS, EDS uses a proprietary software program to provide such data to Licensee in a certain format and with certain efficiencies; and

WHEREAS, Licensee plans to migrate its claim processing business from EDS to a third party vendor and wishes to continue receiving its data from EDS in the manner in which it currently receives such data; and

WHEREAS, EDS is willing to provide such data to Licensee so long as the propriety and confidential information of EDS is protected in accordance with the terms and conditions set forth herein;

WHEREAS, Licensee desires to use the Licensed System Files (as defined in Section I below) that are proprietary to EDS; and

WHEREAS, EDS is willing to license such Licensed System Files to Licensee on the terms and conditions set forth herein;

NOW, THEREFORE, EDS and Licensee hereby agree as follows:

1. LICENSED SYSTEM FILES. As used in this Agreement, the term "Licensed System Files" means the most current version, as of the Effective Date, of the EDS proprietary data file access routines and data file record layouts listed in Attachment A. Upon execution of this Agreement, EDS will provide to Licensee electronic read-only access to the most current version of the Licensed System Files for use by Licensee in accordance with and subject to the terms and conditions of this Agreement.

2. GRANT OF LICENSE. As of the Effective Date, EDS grants to Licensee, and Licensee accepts from EDS, a royalty-free, non-transferable, non-exclusive license to use, and copy the Licensed System Files during the term of this Agreement in accordance with and subject to the following restrictions:

     (a) The Licensed System Files will be used by Licensee solely to support the internal data processing operations of Licensee and of any direct or indirect majority owned subsidiary of Licensee so long as such entity remains a direct or indirect majority-owned subsidiary of Licensee (collectively, the "Licensee Group").

     (b) The Licensed System Files will be used by Licensee solely on equipment and at facilities owned or leased by the Licensee Group and under the control of the Licensee Group and will be operated solely by employees of Licensee. Licensee will notify EDS in writing as to the number and specific location of the copies of the Licensed System Files used by Licensee hereunder prior to the commencement of each such use. Licensee agrees that it will cause the Licensee Group to comply with the terms and conditions of this Agreement.

     (c) Licensee will not, and will not permit its employees to copy or reproduce the Licensed System Files, or any component thereof, except as may be necessary in connection with Licensee's use of the Licensed System Files to support the internal data processing operations of the Licensee Group in accordance with the terms of this Agreement.

     (d) Licensee will maintain the Licensed System Files in strictest confidence, will provide access to the Licensed System Files solely to those Licensee employees requiring such access to support the internal data processing operations of the Licensee Group, and will instruct those Licensee employees that the Licensed. System Files, and all components thereof, are proprietary to, and, as between the parties, are considered to be the trade secrets of EDS.

     (e) Licensee will not, and will not permit its employees or agents to, sell, assign, lease, license, sublicense, or otherwise transfer or provide the Licensed System Files, or any component thereof, right therein, or access thereto, to any other party for any purpose.

     (f) Licensee accepts full responsibility for the selection of the Licensed System Files to achieve Licensee's desired results, the use of the Licensed System Files, the results obtained from the Licensed System Files, and all ongoing maintenance and support for the Licensed System Files.

     (g) Licensee will include on all components of the Licensed System Files which it may have in its possession, or create, whatever type of designation EDS may reasonably require from time to time to indicate that such material is the proprietary property of EDS.

     (h) In the event that any portion of the Licensed System Files should come into the possession of unauthorized third parties as a result of a breach by Licensee of this Agreement, Licensee will, at its expense, use all reasonable efforts to retrieve such material and, if unsuccessful in such efforts, will reimburse EDS for all reasonable expenses incurred by EDS in attempting to retrieve such materials.

     (i) Licensee acknowledges and agrees that the Licensed System Files, and all components thereof, are the valuable property and, as between the parties, are considered to be trade secrets of EDS, that any violation by Licensee of the provisions of this Section 2 would cause EDS irreparable injury for which EDS would have no adequate remedy at law, and that, in addition to any other remedies which EDS may have, EDS will be entitled to preliminary and other injunctive relief against any such violation.

Notwithstanding any provision to the contrary in this Agreement, the parties agree that Licensee is the owner of all of its data embodied in the Licensed System Files and that this Agreement shall not place any restrictions or obligations on Licensee's use, distribution and manipulation of such data. Licensee shall not be prevented from disclosing any or all portions of the Licensed System Files if it is disclosed pursuant to any requirement of the law of the United States or any state thereof, the order of any court or governmental agency, or the rules or regulations of any governmental agency, provided, however, that Licensee provides EDS with prompt written notice thereof prior to disclosure.

3. WARRANTY DISCLAIMER. THERE ARE, AND EDS MAKES, NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING ANY MATTER, INCLUDING NO REPRESENTATIONS OR WARRANTIES REGARDING THE MERCHANTABILITY, SUITABILITY, ORIGINALITY, FITNESS FOR A PARTICULAR USE OR PURPOSE, OR RESULTS TO BE DERIVED FROM THE USE OF ANY SERVICE OR FROM THE LICENSED SYSTEM FILES OR FROM OTHER ITEMS PROVIDED UNDER THIS AGREEMENT. Further, EDS expressly does not warrant that the Licensed System Files will conform to any particular specifications, contain any specific functions, meet any of Licensee's requirements or be free from defects. Licensee acknowledges and agrees that EDS is providing the Licensed System Files on an "AS IS" basis. Without limiting the foregoing, Licensee's acknowledges and agrees that the Licensed System Files are not year 2000 compliant, and EDS has no obligation to make the Licensed System Files year 2000 compliant.

4. ELECTRONIC READ-ONLY ACCESS CHARGES. Licensee will pay EDS for all incurred computer usage associated with electronic read-only access Licensed System Files on EDS owned or leased equipment. EDS charges for electronic access to Licensed System Files will be paid on a quarterly basis at the computer usage rates specified in Attachment B.

5. TAXES. Licensee will pay directly, or reimburse EDS for, all taxes, assessments, duties, permits and fees, however designated, which are levied upon this Agreement, the Licensed System Files, or computer usage, or their use, excluding franchise taxes and taxes based on the net income of EDS.

6.   TERMINATION.  This Agreement may be terminated as follows:

     (a) If either party defaults in the performance of any of its obligations hereunder and if such default continues for more than ten days after written notice specifying the default is given to the defaulting party, then the other party may, by giving the defaulting party written notice thereof, terminate this Agreement as of a date specified in such notice of termination.

     (b) If Licensee ceases to carry on its business, a receiver or similar officer is appointed for Licensee, Licensee makes an assignment for the benefit of, or a composition with, its creditors, or another arrangement of similar import, or if proceedings under any bankruptcy or insolvency law are commenced by or against Licensee, then EDS may, by giving Licensee written notice thereof, terminate this Agreement as of a date specified in such notice of termination.

     (c) If Licensee ceases to receive data processing services from EDS, such as with the termination of services under the EDS Agreement, and all Licensed System Files have been converted from the proprietary format of the EDS software program, then EDS may, by giving Licensee prior written notice thereof, terminate this Agreement as of a date specified in such notice of termination.

     (d) Unless previously terminated, this Agreement will terminate on December 31, 1999, provided, however, that Licensee will have the option to extend the term of this Agreement for up to two additional terms of two years each by providing EDS with written notice at least 90 days prior to December 31, 1999, or the end of the first additional two year term, as the case may be.

     Upon termination of this Agreement for any reason, then, in addition to any other rights which either party may have, Licensee will promptly return to EDS all copies of the Licensed System Files, and all components thereof, in Licensee's possession or under Licensee's control and will completely erase the Licensed System Files, and all components thereof, from Licensee's computer systems. Upon EDS' request, Licensee will execute and deliver to EDS a written certification that Licensee has complied with the provisions of this Section 6 and no longer retains any material relating to the Licensed System Files or any component thereof.

7. INFRINGEMENT INDEMNITY. EDS will, at its own expense, defend any action brought against Licensee to the extent such action is based on a claim that the Licensed System Files, used within the scope of the license granted herein, infringes a copyright enforceable under United States law, infringes a patent granted under United States law, or constitutes an unlawful disclosure, use or misappropriation of another party's trade secret or similar property right. EDS will bear the expense of such defense and pay any damages and attorneys fees finally awarded by a court of competent jurisdiction which are attributable to such claim, provided that Licensee notifies
     EDS promptly in writing of the claim and that Licensee allows EDS to fully direct the defense or settlement of such claim. If any such action is brought, or in the opinion of EDS is likely to be brought, then EDS may, at its election: (i) obtain for Licensee the right to continue using the Licensed System Files; (ii) replace or modify the Licensed System Files so that they become noninfringing; or (iii) if EDS determines that such remedies are not reasonably available, accept return of the Licensed System Files and terminate this Agreement. In the event that EDS terminates this Agreement under this Section, nothing in this Agreement will prevent Licensee from entering into an agreement with the applicable third party to use the system that such third party claims the use of the Licensed System Files was infringing. EDS shall have no obligation under this Section if the alleged infringement or violation is based upon the use of the Licensed System Files in combination with other software, equipment or documentation not furnished by EDS. EDS will not be responsible for any settlement or compromise made without its consent. This Section states EDS' entire obligation regarding infringement.

8. LICENSEE INDEMNITY. Licensee will indemnify, defend and hold harmless EDS from any liability, loss, or damage to persons or property arising out of a third party claim based on Licensee's possession, or use of the Licensed System Files or the fault or negligence of Licensee, its employees or agents, and will indemnify EDS from any cost or expense incurred by EDS with respect to any such liability, loss, or damage.

9. LIMITATION OF SUPPORT, Except as provided in Section I hereof, EDS will have no liability to provide licensee with staffing resources related to this Agreement as of a date specified in such notice of termination.

10. LIMITATION OF LIABILITY. Except as provided in Section 7 hereof, EDS will have no liability to Licensee for any claims relating to this Agreement, the Licensed System Files, or EDS' performance hereunder, whether in contract or in tort, including negligence, and Licensee's exclusive remedy with respect to any such claim will be to terminate this Agreement as provided in Section 6 hereof. Without limiting the foregoing, EDS will have no liability for any cause of action against EDS which accrued more than two years prior to the filing of a suit alleging such cause of action.

11.  MISCELLANEOUS.

     (a) This Agreement will be binding on the parties hereto and their successors and assigns, but Licensee may not assign this Agreement without the prior written consent of EDS, which consent will not be unreasonably withheld.

     (b) Wherever under this Agreement one party is required to give notice to the other, such notice will be deemed given if actually delivered or if mailed by United

          States mail, registered or certified mail, return receipt requested, and postage prepaid, and addressed as follows:

          In the case of EDS:

               Electronic Data Systems Corporation
               5400 Legacy Drive
               Plano, Texas 75024
               Attention of the President

          In the case of Licensee:

               United Wisconsin Services, Inc.
               401 West Michigan Street
               Post Office Box 2025
               Milwaukee, Wisconsin 53201
               Attention of the President

          Either party may at any time changes its address for notification purposes by mailing a notice stating the change and setting forth the new address.

     (c) If any provision of this Agreement is declared or found to be illegal, unenforceable or void, then both parties will be relieved of all obligations arising under such provision, but if the remainder of this Agreement is not affected by such declaration or finding, then each provision not so affected will be enforced to the extent permitted by law.

     (d) No delay or omission by either party hereto to exercise any right or power accruing upon any noncompliance or default by the other party with respect to any of the terms of this Agreement will impair any such right or power or be construed to be a waiver thereof. A waiver by either of the parties hereto of any of the covenants, conditions, or agreements to be performed by the other will not be construed to be a waiver of any succeeding breach thereof or of any other covenant, condition or agreement herein contained.

     (e) All remedies provided for in this Agreement will be cumulative and in addition to and not in lieu of any other remedies available to either party at law, in equity or otherwise.

     (f) This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof. There are no understandings or agreements relative hereto which are not fully expressed herein and no change, waiver or discharge hereof will be valid unless in writing and executed by the party against which such change, waiver or discharge is sought to be enforced.

     (g) This Agreement will be governed by and construed in accordance with the laws of the State of Wisconsin.

IN WITNESS WHEREOF, EDS and Licensee have caused this Agreement to be signed and delivered by their duly authorized representatives, all as of the Effective Date.

ELECTRONIC DATA SYSTEMS                UNITED WISCONSIN SERVICES, INC.
CORPORATION

By: /s/ Phillip L. Ramsey                  By: /s/ Thomas J. Knapp
    --------------------------------          ----------------------------------

Printed                                Printed
Name:     Phillip L. Ramsey            Name:   Thomas J. Knapp
      ------------------------------         --------------------------------

Date:     March 6, 1997                Date:    March 7, 1997
      ------------------------------         --------------------------------

                                  FIRST AMENDMENT

THIS FIRST AMENDMENT TO THE AGREEMENT, dated as of July 16, 1997 (the "Effective Date"), is by and between Customer, a United Wisconsin Services, Inc; ("Licensee"), and Electronic Data Systems Corporation, a Delaware corporation ("EDS").

WHEREAS, Licensee and EDS entered into a License Agreement dated March 7, 1997, for electronic data processing services (the "EDS Agreement"); and

WHEREAS, EDS and the Licensee wish to amend that;

NOW, THEREFORE, EDS and Licensee hereby agree as follows:

1.   Attachment A of the Agreement is amended to include the following:

EDS PROPRIETARY DATA FILES AND RECORD LAYOUTS: MEMBERSHIP

             MEMBERSHIP (MODEL OFFICE)
Group master
Subscriber master
Document Control System (DCS) transaction file
             MEMBERSHIP (PRODUCTION)
Group master
Subscriber master
Document Control System (DCS) transaction file

EDS PROPRIETARY DATA FILES AND RECORD LAYOUTS: CLAIMS

              CLAIMS  (MODEL OFFICE)
Daily Pend
GENO Tables
ITS - DF (Home plan aid extracted )
ITS - DF (Host received via NDM)
ITS - SF (Home SF incoming via NDM)
ITS - SF (Outgoing, Wisconsin is host)
ITS - SF (Outgoing adjustments, Wisconsin is host)
ITS - RF (Home Authorized/Denied RF incoming via NDM)
ITS - RF (Incoming via NDM)
ITS - NF (Incoming NF's from NDM)
ITS - NF (Outgoing NF's)
ITS - Summaries data bases
ITS - Home Plan Aid Data Manager
Message Codes

Condition Codes
Diagnosis Codes
Deductible Maximum File
Referral file
Coordination of  Benefits Comment
HXAR2001 Error Report

              CLAIMS  (PRODUCTION)
Batch Activation
Daily Pend
Purge Pend
GENO Tables
ITS - DF (Home plan aid extracted )
ITS - DF (Host received via NDM)
ITS - SF (Home SF received via NDM, eventually fed to reformatter) ITS - SF (Wisconsin is Host SF sent via NDM)
ITS - SF (outgoing adjustments, Wisconsin is host)
ITS - RF (Home Authorized/Denied RF received via NDM)
ITS -RF (CFA response file report and RF records received via NDM) ITS - NF (Incoming NF's from NDM)
ITS - NF (Outgoing NF's)
ITS - Summaries data bases
ITS - HPA (Home Plan Aid Data Manager)
Message Codes
Condition Codes
EOB Codes (Message file)
Reject Messages (Severity file)
NASCO TRLOG files (To NASCO)
Diagnosis Codes
Deductible Maximum File
Referral file
Coordination of Benefits comment
NASCO Provider File Feed
Customer Service CCS Inquiry
Benefits
Provider Extract
Procedure Master
Pricing: Level 1
Pricing: Level 2
Pricing: Level 3
Cash Control Master
Open  Claims A/Rs
Quarterly IL Ameritech Provider File

EDS PROPRIETARY DATA FILES AND RECORD LAYOUTS: PLAN SERVICES

              PLAN SERVICES (PRODUCTION)
Fixed Assets
Asset History
Vendor
Invoices
A/P (trade vendor)
Broker: Accrual
Broker File (name)
Broker: On-line backup
Broker Master Input
Broker: IBP Variables
Broker: Pooling Records
Broker: Group/LOB  with premium updates
Broker: Premium History
Broker: Tax IDs
Broker: Commission History
Cost Plus: Date File
Cost Plus: Extracted Claims File
Cost Plus: Detail History
Cost Plus: Life Time History
Cost Plus: 3 Month History
Cost Plus: Detail ID Records
Cost Plus: Backup
U/A - Weekly
U/A - Monthly
Walker: P Records
Bridge Tables
Cost Allocation: A Records
Capitation History
Capitation Monthly
Admin File

2. All terms and conditions of the Agreement not specifically amended herein shall remain in full force and effect.

IN WITNESS WHEREOF, EDS and the Licensee have caused this FIRST AMENDMENT to be signed and delivered by their duly authorized representatives, all as of the Effective Date.

ELECTRONIC DATA SYSTEMS                UNITED WISCONSIN SERVICES, INC.
CORPORATION

By:                                     By:
    --------------------------------        ---------------------------------

Printed                                 Printed
Name:                                   Name:
      ------------------------------          -------------------------------

Date:                                   Date:
      ------------------------------          -------------------------------